UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.Regulation FD Disclosure.

On April 7, 2020, FuelCell Energy, Inc. (the “Company”) posted an investor presentation to its website located at https://investor.fce.com/events/default.aspx. A copy of the investor presentation is furnished with this report as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

By furnishing the information contained in this Item 7.01, including Exhibit 99.1, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.  The information contained in the investor presentation furnished as Exhibit 99.1 is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this presentation, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 8.01.Other Events.

Updated Risk Factors

The Company is updating certain of the risk factors previously provided by the Company in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2020 as follows.

For purposes of these updated risk factors, the following terms have the following meanings:

•	“we,” “our,” “us,” and “our company” refer to FuelCell Energy, Inc., together with its consolidated subsidiaries;
•	“FuelCell Energy” refers to FuelCell Energy, Inc. and not to any of its subsidiaries;
•	“common stock” refers to the common stock of FuelCell Energy, Inc., $0.0001 par value per share; and
•

“senior secured credit facility” refers to the Credit Agreement, dated October 31, 2019, by and among FuelCell Energy, certain of its subsidiaries as guarantors, Orion Energy Partners Investment Agent, LLC, as Administrative Agent and Collateral Agent (the “Agent”), and certain of its affiliates as lenders, as amended, supplemented or otherwise modified from time to time.

Our business and operations may be adversely affected by the recent 2019 Novel Coronavirus (COVID-19) outbreak or other similar outbreaks.

Any outbreaks of contagious diseases, including the recent outbreak of the coronavirus that was first detected in Wuhan, China in December 2019 and has since developed into a global pandemic, and other adverse public health developments in countries where we operate could have a material and adverse effect on our business, financial condition and results of operations. These effects could include disruptions or restrictions on our employees’ ability to travel, as well as temporary closures of our facilities or the facilities of our customers, suppliers, or other vendors in our supply chain. In addition, the coronavirus has resulted in a widespread health crisis that has adversely affected, and may continue to adversely affect, the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products or our ability to obtain financing for our business or projects. Any of these events, which may result in disruptions to our supply chain or customer demand, could materially and adversely affect our business and our financial results. The extent to which the coronavirus will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the disease, the duration of the outbreak, the actions that may be taken by various governmental authorities in response to the outbreak, such as quarantine or “shelter-in-place” orders and business closures imposed by several states within the United States, and the possible impact on the U.S. or global economy. For example, on March 18, 2020, the Company, in response to the escalating global coronavirus (COVID-19) outbreak, temporarily suspended operations at its Torrington, Connecticut manufacturing facility for a one-month period. There can be no assurances that the Torrington manufacturing facility will reopen on schedule (in full or in part) or that our other operations will continue at full or limited capacity.  As a result, at this time, it is impossible to predict the overall impact of the coronavirus on our business, liquidity, capital resources and financial results.

We have a limited number of shares of common stock available for issuance, which limits our ability to raise capital.

We have historically relied on debt and equity financings to raise capital to fund our business and operations. As of January 31, 2020, we had only 14,034,171 shares of common stock available for issuance, of which 10,275,873 shares were reserved for issuance under various convertible securities, options, and warrants, under our stock purchase and incentive plans, and under our at-the-market sales plan, including 1,000,000 shares reserved for issuance in settlement of restricted stock units to be granted pursuant to our employment agreement with our Chief Executive Officer and President, Jason Few, contingent upon stockholder approval of a sufficient number of additional shares under the amended and restated 2018 Omnibus Incentive Plan. Assuming that our stockholders approve the amendment and restatement of our 2018 Omnibus Incentive Plan at our 2020 annual meeting of stockholders, under which we may issue 4,000,000 additional shares of our common stock (which includes the 1,000,000 shares currently reserved for issuance in settlement of the restricted stock units described above), an additional 3,000,000 shares will be reserved for future issuance under our amended and restated 2018 Omnibus Incentive Plan. At the April 4, 2019 annual meeting of stockholders, our stockholders did not approve our request to increase the number of shares of common stock that we are authorized to issue from 225,000,000 shares to 335,000,000 shares. The limited number of shares available for issuance limits our ability to raise capital in the equity markets and satisfy obligations with shares instead of cash, which could adversely impact our ability to fund our business and operations.

We have debt outstanding and may incur additional debt in the future, which may adversely affect our financial condition and future financial results.

As of January 31, 2020, our total consolidated indebtedness was $167.4 million ($157.2 million, net of finance costs and debt discounts), of which an aggregate of $80.0 million ($72.0 million, net of finance costs and debt discounts) was senior secured indebtedness and an aggregate of $87.4 million ($85.2 million, net of finance costs and debt discounts) was other secured indebtedness.  As of January 31, 2020, our subsidiaries had $153.1 million ($148.5 million, net of finance costs and debt discounts) of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). The majority of our debt is long-term with $8.7 million due within twelve months of January 31, 2020.

Our ability to make scheduled payments of principal and interest and other required repayments depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures.  In addition, the Agent and the lenders under the credit agreement pertaining to our senior secured credit facility have broad approval rights over our ability to draw and allocate funds from our senior secured credit facility.  If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring operations, restructuring debt or obtaining additional equity capital on terms that may be onerous or dilutive.

It is also possible that we may incur additional indebtedness in the future in the ordinary course of business. If new debt is added to current debt levels, the risks described above could intensify. Our debt agreements contain representations and warranties, affirmative and negative covenants, and events of default that entitle the lenders to cause our indebtedness under such debt agreements to become immediately due and payable.

If our goodwill and other intangible assets, long-lived assets, inventory or project assets become impaired, we may be required to record a significant charge to earnings.

We may be required to record a significant charge to operations in our financial statements should we determine that our goodwill, other intangible assets (i.e., in process research and development (“IPR&D”)), other long-lived assets (i.e., property, plant and equipment and definite-lived intangible assets), inventory, or project assets are impaired. Such a charge might have a significant impact on our reported financial condition and results of operations. We recorded the following impairment charges during the year ended October 31, 2019: (i) a $2.8 million charge for a specific construction in process asset related to automation equipment for use in manufacturing due to uncertainty as to whether the asset will be completed as a result of our liquidity position and continued low level of production rates, (ii) a $14.4 million charge related to a project asset that we will not be able to secure a power purchase agreement (“PPA”) with acceptable terms and therefore we have decided to operate the plant under a merchant model for the next 5 years and sell power through the Connecticut grid under wholesale tariff rates and Renewable Energy Credits (RECs) to market participants, and (iii) a $3.1 million charge related to a project asset where we decided to pursue termination of the PPA given recent regulatory changes impacting the future cost profile of the project.

As required by accounting rules, we review our goodwill for impairment at least annually as of July 31 or more frequently if facts and circumstances indicate that it is more likely than not that the fair value of a reporting unit that has goodwill is less than its carrying value. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill might not be recoverable include a significant decline in projections of future cash flows and lower future growth rates in our industry. We review IPR&D for impairment on an annual basis as of July 31 or more frequently if facts and circumstances indicate the fair value is less than the carrying value. If the technology has been determined to be abandoned or not recoverable, we would be required to impair the asset. We review inventory, long-lived assets and project assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. We consider a project commercially viable and recoverable if it is anticipated to be sellable for a profit, or generates positive cash flows, once it is either fully developed or fully constructed. If our projects are not considered commercially viable, we would be required to impair the respective project assets.

We have agreed in principle with the SEC Staff to settle a proposed proceeding related to certain sales of shares of our common stock in the open market, and may be subject to actions for rescission or damages in connection with such sales.

Between August 2005 and April 2017, we sold shares of our common stock pursuant to a series of “at-the-market” sales plans. The shares sold pursuant to these sales plans represented a portion of the shares registered by us pursuant to shelf registration statements we filed with the SEC during this time period.  While we reported the number of shares we had sold, along with the net proceeds earned by us from those sales made during each fiscal quarter pursuant to the sales plans in our annual and quarterly reports on Forms 10-K and 10-Q, we omitted from the shelf registration statements certain information about the offerings, including the specific plan of distribution and the nature and terms of compensation or other agreements with any underwriters, dealers, or agents, and for some offerings, also omitted the specific type and quantity of securities offered; and we did not file or deliver prospectus supplements at the time of or prior to making these sales or otherwise timely disclose the information that had been omitted from the shelf registration statements, as is required by SEC regulations.

In 2018, we reported to the SEC Staff these sales and our failure to file or deliver prospectus supplements, and in response to our report, the SEC Staff opened an informal investigation of these sales. The SEC Staff has informed us that they have determined to recommend that the SEC authorize the institution of enforcement proceedings to charge us with violating Section 5(b)(2) of the Securities Act in connection with these sales, seeking the entry of an order requiring us to cease and desist from committing or causing any future violation of Section 5(b)(2), but not seeking any penalty or disgorgement. We have reached an agreement in principle with the SEC Staff to settle this proposed proceeding on the basis of the entry of such an order, without our admitting or denying the proposed findings of the SEC. Any such settlement, however, is subject to the approval of the SEC, and the final terms of the settlement are subject to change. Such a settlement, without a waiver by the SEC, would disqualify us from using the private placement safe harbor from registration under the Securities Act set forth in Regulation D following the effective date of the settlement. Accordingly, we intend to submit an application to the SEC for a waiver of this disqualification, and our agreement in principle to the proposed settlement is conditioned upon our receipt of such waiver. No assurance can be given that our application for such waiver will be granted. The purchasers of the shares we sold without filing or delivering prospectus supplements may have rescission rights or claims for damages. If purchasers successfully seek rescission and/or recover damages that are not covered by insurance, we may not have sufficient capital or access to capital to make the necessary payments, and any such claims or damages could have a material adverse effect on our stock price, business prospects, results of operations, and financial condition. Although we believe we would have defenses to many of such claims or actions if brought, we are unable to predict the amount of any such claims or damages which could be sought against us, or the extent to which any such financial exposure would be covered by insurance.

The situation with POSCO Energy has limited and continues to limit our efforts to access the South Korean and Asian markets and could expose us to costs of arbitration or litigation proceedings.

From approximately 2007 through 2015, we relied on POSCO Energy to develop and grow the South Korean and Asian markets for our products and services. We entered into manufacturing and technology transfer agreements with POSCO Energy in 2007, 2009 and 2012, each of which expires on October 31, 2027. The Cell Technology Transfer Agreement (“CTTA”) provides POSCO Energy with the technology rights to manufacture, sell, distribute and service our SureSource 300, SureSource 1500 and SureSource 3000 fuel cell technology in Asia. The CTTA requires POSCO Energy to pay to us a 3.0% royalty on POSCO Energy net product sales, as well as a royalty on scheduled fuel cell module replacements under service agreements for modules that were built by POSCO Energy and installed at plants in Asia under the terms of long-term service agreements between POSCO Energy and its customers. While the aforementioned manufacturing and technology transfer agreements entered into in 2007, 2009 and 2012 remain in effect, due to certain action and inactions of POSCO Energy, we have not realized any material revenues, royalties or new projects developed by POSCO Energy since 2016.

In March 2017, we entered into a memorandum of understanding (“MOU”) with POSCO Energy to permit us to directly develop the Asian fuel cell business, including the right for us to sell SureSource solutions in South Korea and the broader Asian market.  In June 2018, POSCO Energy advised us in writing that it was terminating the MOU effective July 15, 2018.  Pursuant to the terms of the MOU, notwithstanding its termination, we will continue to execute on sales commitments in Asia secured in writing prior to July 15, 2018, including the 20 MW power plant installed for KOSPO.

On or about November 2, 2018, POSCO Energy served FuelCell Energy with an arbitration demand, initiating a proceeding to resolve various outstanding amounts between the companies. The parties amicably resolved the arbitration proceeding in July 2019. Since that date, we have made numerous attempts to engage with POSCO Energy to address the need for deployment of carbonate fuel cell technology in the Asian market in accordance with the requirements of the manufacturing and technology transfer agreements, our understanding of the desire of the South Korean government to advance fuel cell and hydrogen technology, and the needs of the Asian market, but have made little progress to date.

In November 2019, POSCO Energy spun-off its fuel cell business into a new entity, Korea Fuel Cell, Ltd. (“KFC”). As part of the spin-off, POSCO Energy transferred manufacturing and service rights under the aforementioned manufacturing and technology transfer agreements to KFC, but retained distribution rights, including trademarks, and severed its own liability under the aforementioned manufacturing and technology transfer agreements. We believe that these actions are all in material breach of the terms of the CTTA and other manufacturing and technology transfer agreements and are effectively a misappropriation of the company’s intellectual property. We have formally objected to POSCO Energy’s spin-off, and POSCO Energy has posted a bond to secure any liabilities to FuelCell Energy arising out of the spin-off. On February 19, 2020, the Company, through its Korean counsel, notified POSCO Energy in writing that it is in material breach of the CTTA and other manufacturing and technology transfer agreements by (i) its actions in connection with the spin-off of the fuel cell business to KFC, (ii) its suspension of performance through its cessation of all sales activities since late 2015 and its abandonment of its fuel cell business in Asia, and (iii) its disclosure of material nonpublic information to third parties and its public pronouncements about the fuel cell business on television and in print media that have caused reputational damage to the fuel cell business, the Company and its products. The Company also notified POSCO Energy that, under the terms of the CTTA and other manufacturing and technology transfer agreements, it has 60 days to fully cure its breaches to the Company’s satisfaction and that failure will lead to termination of the CTTA and other manufacturing and technology transfer agreements. In light of the situation with POSCO Energy, we are evaluating all of our options with respect to our relationship and agreements with POSCO Energy, including trade related matters, POSCO Energy’s material breach of its obligations under the CTTA and the manufacturing and technology transfer agreements, and the misappropriation of our intellectual property.

We cannot predict the outcome of any future discussions with, or actions or legal proceedings against, POSCO Energy or KFC, if they occur, the future status or scope of our relationship with POSCO Energy or KFC, whether our relationship with POSCO Energy or KFC will continue in the future, whether we will become involved in additional mediations, arbitrations, litigation or other proceedings with POSCO Energy or KFC, what the costs of any such proceedings will be or the effect of such proceedings on the market. Any such proceedings could result in significant expense to us and adversely affect our business and financial condition and reputation in the market, whether or not such proceedings are resolved in our favor. If our relationship with POSCO Energy or KFC ends, or continues on terms that are less favorable to us, or remains unresolved, our efforts to access the South Korean and Asian markets, which are complex markets, may not be successful or may be limited, hindered or delayed.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company's plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, disease outbreaks and pandemics such as COVID-19, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, and the current implications of the novel coronavirus (COVID-19), as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained herein speak only as of the date of this report. Except as required by applicable law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Investor Presentation, dated April 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 7, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer